Filed Pursuant to Rule 433

Registration Nos. 333-181466 and 333-181466-01

 ----------------------------------------------------------------------------------------------------------------------------------

563+MM  GE CAPITAL CREDIT CARD MASTER NOTE TRUST  (GEMNT 2012-7)

       CITI (STR)/JPM JOINT BOOKS   100% POT                                          COMGRS:  LOOP/MUFJ/SCOTIA

CLS	SIZE	WAL	RATINGS(M/S)	LGL	Spread	Yld	CPN	PX
A	500MM	6.91YR	Aaa/AAA	9/15/22	ISWAPS+55	1.775%	1.76%	99.94493
B	63.091+MM	6.91YR	A2/AA-	9/15/22	ISWAPS+100	2.225%	2.21%	99.96956

*TRADE 10/10/12

*SETTLE  10/17

*PAYMENT     MONTHLY ON THE 15TH

*FIRST PAY   11/15/12

*TRADE IS SEC REGISTERED

-------------------------------------------------------------------------------
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. Any legends, disclaimers or notices that appear below are not applicable to this message and should be disregarded.  Such text has been automatically generated via bloomberg or another system.